Exhibit 99.1

Global Credit Research Rating Action 6 FEB 2009
Rating Action: Bowne & Co., Inc.
Moody’s downgrades Bowne CFR to B1; outlook negative
New York, February 06, 2009 — Moody’s Investors Service downgraded the corporate family rating of Bowne & Co., Inc. (Bowne) to B1 from Ba3 and the rating on its convertible subordinated notes to B3 from B2, concluding the review commenced November 14, 2008. The outlook is negative. Downward ratings pressure will likely persist until revenues stabilize, the liquidity profile improves, and Bowne reduces its cost base.
The downgrade incorporates expectations that continued weak performance in Bowne’s Capital Markets segment will prevent Bowne from achieving credit metrics appropriate for the prior Ba3 corporate family rating, as well as concerns over the weakened liquidity profile. Moody’s estimates the weak revenue and the modest increase in debt to fund acquisitions, combined with an increase in the underfunding of the pension obligation (which Moody’s treats as debt), will result in debt-to-EBITDA in excess of 5 times for 2008. Cost cutting actions should facilitate modestly positive free cash flow in 2009, supporting the B1 corporate family rating, but remain insufficient to offset the revenue declines expected based on the severity and prolonged nature of the current downturn in the capital markets.
The negative outlook reflects concerns over expectations for continued softness in the capital markets and the weakened liquidity profile, including potential covenant pressure for the leverage covenant of Bowne’s revolver, which matures in May 2010. Revolver usage to fund the repayment of the majority of its bonds in October 2008 (when bondholders exercised put rights) reduced external liquidity sources, and the weak operating performance, combined with use of cash for acquisitions, eroded internal sources. Bowne faces these liquidity challenges just as it enters the typically cash consumptive period of its highly seasonal business. Bowne’s bank facility is unsecured with no debt senior to it in the capital structure, which creates flexibility for negotiating an amendment or refinancing, in Moody’s opinion, but such a resolution remains uncertain and would likely result in upfront fees and higher ongoing debt service costs.
Bowne & Co., Inc.
....Corporate Family Rating, Downgraded to B1 from Ba3
....Probability of Default Rating, Downgraded to B1 from Ba3
....Subordinate Convertible Bonds, Downgraded to B3, LGD6, 96% from B2
....Outlook, Changed To Negative From Rating Under Review
Moody’s expected Bowne’s business diversification to enable it to withstand a downturn in the capital markets, but the severity and prolonged nature of the current decline exceeds previous expectations, resulting in a material negative impact on credit metrics. We expect that cost cutting actions and the elimination of cash dividends will enable the company to sustain metrics that position it weakly in the B1 corporate family rating over the next year, and that with some stabilization in revenue the company’s metrics should strengthen within this category. Bowne’s B1 corporate family rating reflects its exposure to the capital markets cycle, modest EBITDA margins (currently depressed further by softness in the capital markets), the seasonality of and volatility of its cash flow, and some vulnerability to the decline in printed material. The company also faces execution risk as it integrates acquisitions and reduces the cost base, although management’s track record of successful integration of acquisitions and implementation of cost cutting initiatives somewhat tempers these concerns. Bowne’s moderate debt level, expectations for modestly positive free cash flow in 2009, some recurring revenue (in its Compliance, Investment Management, and Marketing & Communications segments), and its leading market share support the ratings.
Moody’s assigned Bowne’s ratings by evaluating factors that Moody’s considers relevant to the company’s risk profile, such as the company’s (i) business risk and competitive position compared with others within the industry; (iii) capital structure and financial risk; (iii) projected performance over the near to intermediate term;

and (iv) management’s track record and tolerance for risk. Moody’s compared these attributes against other issuers both within and outside Bowne’s core industry, and its ratings are believed to be comparable to those of other issuers with similar credit risk.
The most recent rating action on Bowne occurred on November 14, 2008, when Moody’s downgraded Bowne’s corporate family rating to Ba3 and placed ratings on review for further possible downgrade.
For more information please see the credit opinion to be posted on Moodys.com.
Bowne & Co., Inc. provides global shareholder and marketing communications services, including capital markets communications, assistance with the preparation and filing of regulatory and shareholder documents online and in print, and the creation and distribution of customized communication on demand. With headquarters in New York, New York, Bowne maintains 60 offices around the globe and has approximately 3,000 employees. Its annual revenue is approximately $800 million.
New York
Karen Berckmann
Analyst
Corporate Finance Group
Moody’s Investors Service
JOURNALISTS: 212-553-0376
SUBSCRIBERS: 212-553-1653
New York
Andris G. Kalnins
Senior Vice President
Corporate Finance Group
Moody’s Investors Service
JOURNALISTS: 212-553-0376
SUBSCRIBERS: 212-553-1653
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